                                                                     EXHIBIT 3.1

FORM NO. 6                                                Registration No. 26726



                      [MAXIMUS CAPITAL HOLDINGS, LTD. LOGO]

                                     BERMUDA

                          CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 8th day of July, 1999


                         Maximus Capital Holdings, Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

[SEAL] under my hand and the Seal of the REGISTRAR OF COMPANIES this 12th day of July, 1999.

                                               /s/ Beverly Jones

                                               for Acting Registrar of Companies

FORM NO. 3a                                               Registration No. 26726



                           [MAX RE CAPITAL, LTD. LOGO]

                                     BERMUDA

                          CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Maximus Capital Holdings, Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Max Re Capital Ltd. on the 30th day of June, 2000.

[SEAL] Given under my hand and the Seal of the OF COMPANIES this 4th day of July, 2000.

                                    /s/ Cynthia Thomas

                                    for Registrar of Companies

FORM NO. 2
                                [MAXIMUS CAPITAL
                              HOLDINGS, LTD. LOGO]



                                     BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                         Maximus Capital Holdings, Ltd.
                   (hereinafter referred to as "the Company")


1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

NAME                    ADDRESS           BERMUDIAN   NATIONALITY  NUMBER OF
                                           (Yes/No)                SUBSCRIBED

Charles G. R. Collis    Clarendon House   Yes         British      One
                        2  Church Street
                        Hamilton HM 11
                        Bermuda

Nicolas G. Trollope     "                 Yes         British      One

James M. Macdonald      "                 Yes         British      One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-

     N/A

5. The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.

6.   The objects for which the Company is formed and incorporated are -

     (i)    packaging of goods of all kinds;

     (ii)   buying, selling and dealing in goods of all kinds;

     (iii)  designing and manufacturing of goods of all kinds;

     (iv) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

     (v) exploring for, the drilling for, the moving, transporting and re-fining petroleum and hydro carbon products including oil and oil products;

     (vi) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

     (vii) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

     (viii) ships and aircraft owners, managers, operators, agents, builders and repairers;

     (ix) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

     (x)    travel agents, freight contractors and forwarding agents;

     (xi)   dock owners, wharfingers, warehousemen;

     (xii) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

     (xiii) all forms of engineering;


     (xiv) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

     (xv) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

     (xvi) buying, selling, hiring, letting and dealing in conveyances of any sort;

     (xvii) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

     (xviii) to acquire by purchase or otherwise hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated;

     (xix) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;

     (xx) to carry on all and any functions of a holding company and or to provide and or to co-ordinate management, advisory and administrative services to all or any of the following: (i) any subsidiary or affiliate (as such expressions are understood in the Companies Act 1981 except such entity need not be a company under the said Act) of the Company, wherever incorporated; (ii) any entity (wherever existing) controlled, directly or indirectly, by the Company; and (iii) any entity (wherever existing) in which the Company owns, directly or indirectly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that entity; and

     (xxi) to provide and or procure financing and financial investment, management and advisory services and administrative services to all or any of the following: (i) any subsidiary or affiliate (as such expressions are understood in the Companies Act 1981 except such entity need not be a company under the said Act) of the Company, wherever incorporated; (ii) any entity (wherever existing) controlled, directly or indirectly, by the Company; and (iii) any entity (wherever existing) in which the Company owns, directly or indirectly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that entity; and, in connection with any of the foregoing, to provide and or procure credit, financial accommodation, loans and or advances with or without interest to any such subsidiary or affiliate or entity and to lend to and or deposit with any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide collateral for loans or other forms of financing provided to any such subsidiary or affiliate or entity.

7.   Powers of the Company

     1. The Company shall, pursuant to the Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.
     2. The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares from time to time.



Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/ Charles G.R. Collins            /s/ witness

 ..............................      ................................

/s/ Nicolas G. Trollope             /s/ witness

 ..............................      ................................

/s/ James M. Macdonald              /s/ witness

 ..............................      ................................


 ..............................      ................................
       (Subscribers)                           (Witnesses)


SUBSCRIBED this 2nd day of July 1999

                             THE COMPANIES ACT 1981


                                 FIRST SCHEDULE

A company limited by shares may exercise all or any of the following powers subject to any provision of the law or its memorandum:

1.       [Deleted]

2. to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorized to carry on;

3. to apply for register, purchase, lease, acquire, hold, use, control, license, sell, assign or dispose of patents, patent fights, copyrights, trademakers, formulae, licenses, inventions, processes, distinctive makers and similar rights;

4. to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

5. to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6. subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of those shares are held by the company;

7. to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, license, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporation or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8. to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational and religious objects or for any exhibition or for any public, general or useful objects;

9. to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10. to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11. to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12. to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years, being land "bona fide" required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a similar period in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13. except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14. to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

15. to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfillment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16. to borrow or raise or secure the payment of money in such manner as the company may think fit;

17. to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18. when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

19. to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20. to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21. to cause the company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22. to allot and issue fully-paid shares of the company in payment or part payment of any property purchase or otherwise acquired by the company or for any past services performed for the company;

23. to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.      to establish agencies and branches;

25. to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

26. to pay all costs and expenses of or incidental to the incorporation and organization of the company;

27. to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28. to do any of the things authorized by this subsection and all things authorized by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

29. to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

         Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

                     [MAXIMUS CAPITAL HOLDINGS, LTD. LOGO]
                                     BERMUDA
                             THE COMPANIES ACT 1981




    Name of Company Maximus Capital Holdings, Ltd. Registration No. EC 26726
                   (hereinafter referred to as "the Company")

1.       The  Company is an  exempted  company as defined by the  Companies  Act
         1981.

2. The Company was registered in the office of the Registrar of Companies on the 8th day of July 2000.

3.       The Company is:

         a) [X] Seeking to acquire objects to carry out restricted activities in accordance with section 4A (ministerial consent required); or

         b) [_] Not seeking to acquire objects to carry out restricted activities (no ministerial consent required).

4. It is proposed to alter the Memorandum of Association of the Company as follows:

         Please see Exhibit A attached

5. The reasons for the proposed alterations are as follows (if seeking to acquire objects to carry out restricted activities):

         To obtain a long term insurance license.

We, the undersigned, as officers of the Company, hereby apply to the Registrar of Companies to alter the Memorandum of Association of the Company, and to the Minister of Finance for consent to carry on restricted activities.

/s/ Keith S. Hynes                                           /s/ W. Dave Brining
-----------------------------------------------------        -------------------
SIGNATURE                                                    SIGNATURE

DATED this 30th day of June 2000.

*Delete where applicable.

CONSENT IS HEREBY GRANTED to the Company to acquire objects to carry our restricted activities as specified in paragraph 3a of this Form.

                                                     /s/
                                                     ---------------------------
                                                             Minister of Finance
                                                                  17th July 2000

See overleaf for important notes

                                    EXHIBIT A

(1) the deletion of clause 5 in its entirety and the substitution with the following:

         "5. The authorized share capital of the Company is US$220,000,000 divided into shares of US$1.00 each. The minimum subscribed share capital for the Company is US$250,000 Fully Paid."

(2) the addition of the following object paragraphs in clause 6 to be numbered (i) and (ii) thereof and the renumbering of the existing paragraphs of clause 6.

         "(i)     insurance and or reinsurance business of all and or any kinds;

         (ii) to create, enter into, undertake, arrange for, acquire by purchase or otherwise, hold, sell or otherwise dispose of, trade and or otherwise to deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of) (a) instrument or contract to pay or not to pay a sum of money or to render or not to render money's worth upon the happening of an event or events or upon the cessation of an act or acts, (b) derivative instrument or contract, and (c) instrument or contract structured or intended as, or having the purpose or intended purpose of, securing a profit or avoiding a loss (i) by reference to fluctuations in the value or price of property of any description, or in an index, or other factor or factors, specified for that purpose in the instrument or contract, or
                  (ii) based on the happening of a particular event or events, or upon the cessation of an act or acts, specified for that purpose in the instrument or contract, and including, without limitation of the foregoing, all and or any kind of (including without limitation all and or any combinations of) option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future, hedge, security, note, certificate of deposit, unit, guarantee and or financial instrument;"

(3) the deletion of paragraph 2 of clause 7, thereof in its entirety and substitution for that with the following:

         "2. The company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares subject to the Company conforming with the requirements of the Insurance Act 1978 and any conditions imposed or directions given thereunder."

                                                          Registration No. 26726



                           [MAX RE CAPITAL, LTD. LOGO]

                                     BERMUDA



                         CERTIFICATE OF REGISTRATION OF
                        ALTERED MEMORANDUM OF ASSOCIATION

         THIS IS TO CERTIFY that a copy of the Memorandum of Association of

                               Max Re Capital Ltd.
                               ------------------

altered in accordance with section 12 of the Companies Act 1981 ("the Act") and the consent granted by the Minister pursuant to section 4A were delivered to the Registrar of Companies and registered on the 21st day of July, 2000 pursuant to section 1 2(7A) of the Act.

[SEAL] Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 26th day of July, 2000.

                                         /s/ Cynthia Thomas

                                         for Registrar of Companies

FORM NO. 7a                                               Registration No. 26726



                      [MAXIMUS CAPITAL HOLDINGS, Ltd. Logo]

                                     BERMUDA

                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL


        THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                         Maximus Capital Holdings. Ltd.
                         ------------------------------

was delivered to the Registrar of Companies on the 17th day of December, 1999 in accordance with section 45(3) of the Companies Act 1981 ("the Act").

[SEAL] Given under my hand and Seal of the REGISTRAR OF COMPANIES this 29th day of December, 1999.

                                             /s/ Cynthia Thomas

                                             for Registrar of Companies

Capital prior to increase:          US$12,000,000
                                    -------------
Amount of increase:                 US$219,988,000.00
                                    -----------------
Present Capital:                    US$220,000,000.00
                                    -----------------